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                              [LOGO & LETTERHEAD]



                                                                    EXHIBIT 10.1


C. JOSEPH LABONTE
- - -----------------------------------
President
Chief Executive Officer



April 11, 1996
CONFIDENTIAL



Ms. Janet Rheault
Jenny Craig International
445 Marine View Avenue
Suite 300
Del Mar, CA  92014

Dear Janet:

I'm pleased to outline our agreement as you assume your new responsibilities with the Company effective April 2, 1996. While your duties will involve the broad spectrum of Jenny Craig Inc.'s business, the following is an outline of the responsibilities you will assume in your new role.

1. Your position is Senior Vice President, Operations reporting directly to me. Your base of operation will be located at the Company headquarters in Del Mar, California.

2. The duties of this position involve the oversight and overall profit and loss responsibility for the operation and growth of the Company's centres. These responsibilities include personnel staffing, planning and developing programs that will enhance the Company's financial performance.

3. Your annual compensation will be $200,000 per year payable on a bi-monthly basis. You will qualify to participate in the recently created "Executive Incentive Plan" for fiscal 1997. A copy of the 1996 program is included for your information.
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Ms. Janet Rheault
April 11, 1996
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4.    You will receive an option to purchase 100,000 shares of common stock of the Company in concert with the Company's Stock Option Plan. The option price will be the average of the high and low price for a share of JCI common stock on the New York Stock Exchange on the April 2, 1996. The vesting period for the options will be over a four-year period in four annual equal installments of 25%, the first of which will vest on April 2, 1997.

5. In your new position you will be afforded the same fringe benefit opportunities as other senior executives in the Company.

6. The Company shall have the right to terminate your employment at any time, with or without cause, by written notice to you. If your employment is terminated by the Company without cause, or by you within ninety days following a change of control of the Company, you will receive a severance payment equal to your then current annual salary payable in 12 equal monthly installments. If your employment is terminated, all compensation, benefits, and rights you may have under this agreement will terminate on the date of termination of employment, except your right to receive the severance payment described above and your rights under the Company's Stock Option Plan. For purposes of this agreement, "cause" shall mean your death, disability (the inability to perform services for a period of 120 days in any consecutive 12-month period), a breach of this agreement or your duty of loyalty to the Company, willful misconduct or negligence in the performance of the duties contemplated hereby, your conviction of a felony, or conduct by you which brings you or the Company into public disrepute, or which could have a substantial adverse effect on the Company or its business.

7. You agree that at all times, both during and after your employment by the Company, you will not use or disclose to any third party any information, knowledge or data not generally known to the public which you may have learned during your employment by the Company which relates to the operations, business or affairs of the Company. You agree to comply with all procedures which the Company may adopt from time to time to preserve the confidentiality of any information and immediately following termination of your employment to return to the Company all materials created by you or others which relate to the operations, business or affairs of the Company. You agree that for a period of two (2) years following termination of your employment, you will not, directly or indirectly (a) employ or engage as an independent contractor or seek to employ, engage or retain any person who, during any portion of the two
      (2) years prior to the date of termination of your employment
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Ms. Janet Rheault
April 11, 1996
Page 3


      was, directly or indirectly, employed as an employee, engaged as an independent contractor or otherwise retained by the Company; or (b) induce any person or entity to leave his/her employment with the Company, terminate an independent contractor relationship with the Company or terminate or reduce any contractual relationship with the Company.

8. Any controversy or dispute arising out of or relating to this agreement, or the interpretation thereof, shall be settled exclusively by arbitration conducted in Los Angeles, California before one or more arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association then in effect and with discovery permitted by both parties in accordance with Section 1283.05 of the Code of Civil Procedure of the State of California or any successor thereto, subject to such modification as may be directed by the arbitrator. The award of the arbitrator(s) shall be final and binding and judgment may be entered on the arbitrator's award in any court having jurisdiction. In the event of any such arbitration (or if legal action shall be brought in connection therewith), the party prevailing in such proceeding shall be entitled to recover from the other party the reasonable costs thereof, including reasonable attorney and accounting fees.

Janet, we are all looking forward to your new leadership role with the Company and the experience and knowledge you will bring in helping us achieve new heights. I personally look forward to working with you and to the success I believe you will achieve. I am also looking forward to having your assistance in the many challenges ahead.

Warm regards,



/s/  C. JOSEPH LABONTE
- - --------------------------------------
C. Joseph LaBonte
President & CEO

CJL:mds

Enclosure

                              ACCEPTED AND AGREED:



                  /s/ Janet Rheault                   4/20/96
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                  Signature                              Date